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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Weatherford International Ltd. for the registration of 370,155 shares of its common shares and to the incorporation by reference therein of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule as of and for the year ended December 31, 2001 of Weatherford International, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Houston, Texas
October 24, 2002